Exhibit 10.3

RESTRICTED STOCK AWARD AGREEMENT

TIME AND MARKET-BASED VESTING

PAYCOM SOFTWARE, INC.

2014 LONG-TERM INCENTIVE PLAN

1. Grant of Award. Pursuant to the Paycom Software, Inc. 2014 Long-Term Incentive Plan (the “Plan”) for Employees, Contractors, and Outside Directors of Paycom Software, Inc., a Delaware corporation (the “Company”), the Company grants to

(the “Participant”)

an Award of Restricted Stock in accordance with Section 6.4 of the Plan. The number of shares of Common Stock awarded under this Restricted Stock Award Agreement (this “Agreement”) is                      (                    ) shares (the “Awarded Shares”), as follows:

a. Fifty percent (50%) of the total Awarded Shares shall be subject to time-based vesting as set forth below (referred to herein as, the “Tranche A Shares”); and

b. Fifty percent (50%) of the total Awarded Shares shall be subject to market-based vesting as set forth below (referred to herein as, the “Tranche B Shares”).

The “Date of Grant” of this Award is [                    ], 20[    ].

2. Subject to Plan; Definitions.

a. This Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement. To the extent the terms of the Plan are inconsistent with the provisions of the Agreement, this Agreement shall control. This Agreement is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.

b. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan; provided, that the following terms shall have the meanings set forth below:

i. “Appraised Value” means the value ascribed to a share of the subject Equity Securities as set forth in the most recent written appraisal previously issued by an independent Person selected by the audit committee of the Company nationally recognized as having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities; provided, that it being understood that neither the Board nor the audit committee shall have any obligation to obtain any such appraisal more than once per calendar year.

ii. “Equity Securities” means, as applicable, (a) any capital stock, membership interests or other share capital, (b) any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interests or other share capital or containing any profit participation features, (c) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, membership interests, other share capital or securities containing any profit participation features or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interests, other share capital or securities containing any profit participation features, (d) any share appreciation rights, phantom share rights or other similar rights, or (e) any Equity Securities as defined in clauses (a) through (d) above issued or issuable with respect to the securities referred to in clauses (a) through (d) above in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

iii. “Equity Securities Value Per Share” means, for any class or series of Equity Securities of the Company, for any date, the price determined by the first of the following clauses that applies: (a) if such Equity Securities are then listed or quoted on a Trading Market, the arithmetic average of the VWAP of a share of such Equity Securities on each of the twenty (20) consecutive Trading Days immediately preceding such date; (b) if the Equity Securities are not then listed or quoted for trading on a Trading Market and if prices for such Equity Securities are then reported on the OTC Bulletin Board (or a similar organization or agency succeeding to its functions of reporting prices), the arithmetic average of the closing bid price per share of the Common Stock so reported on each of the twenty (20) consecutive Trading Days immediately preceding such date; or (c) in all other cases, the Appraised Value of a share of such Equity Securities.

iv. “First TEV Threshold” means $[            ] billion.

v. “Initial Vesting Date” means [                    ], 20[    ].

vi. “SEC” means the Securities and Exchange Commission.

vii. “Second TEV Threshold” means $[            ] billion.

viii. “Total Enterprise Value” means the sum of: (i) the product of (A) the Equity Securities Value Per Share of a share of Common Stock not subject to vesting or other restrictions multiplied by (B) the number of outstanding shares of Common Stock, less (y) the number of outstanding shares of Restricted Stock or Other Awards of shares of Common Stock without vesting restrictions, in each case, issued after the date of this Agreement (including outstanding shares of Common Stock resulting from the vesting of such Restricted Stock), and less (z) the number of shares of Common Stock issued by the Company after the date of this Agreement in connection with any merger, consolidation, share exchange or other transaction in which, in each case, the Company acquires voting securities of another Person or all or any portion of another Person’s assets; (ii) for each other class or series of Equity Securities of the Company, if any, the product of (A) Equity Securities Value Per Share for such class or series of such Equity Securities of the Company multiplied by (B) the number of shares of such class or series of such Equity Securities of the Company, less (y) the number of shares of such class or series of such Equity Securities issued under the Plan (or otherwise issued for compensatory purposes) after the date of this Agreement, and less (z) the number of shares of such class or series of such Equity Securities issued by the Company after the date of this Agreement in connection with any merger, consolidation, share exchange or other transaction in which, in each case, the Company acquires the voting securities of another Person or all or any portion of another Person’s assets; and (iii) the principal amount of all outstanding funded indebtedness of the Company as of the last day of the month immediately preceding the date of calculation less the aggregate amount of cash and cash equivalents of the Company (exclusive of funds held on behalf of clients) as of the last day of the month immediately preceding the date of calculation.

ix. “Trading Day” means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable Trading Market or in the applicable securities market.

x. “Trading Market” means the primary securities exchange on which the Common Stock is listed or quoted for trading on the date in question.

xi. “VWAP” means the daily volume weighted average price of a share of the Common Stock for such date on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (or successor thereto) using its “Volume at Price” function (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)).

3. Vesting. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Awarded Shares shall vest as follows:

a. The Tranche A Shares shall vest as follows:

i. Twenty percent (20%) of the total Tranche A Shares shall vest on the Initial Vesting Date, provided the Participant is employed by (or if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date;

ii. An additional twenty percent (20%) of the total Tranche A Shares shall vest on the first (1st) anniversary of the Initial Vesting Date, provided the Participant is employed by (or if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date;

iii. An additional twenty percent (20%) of the total Tranche A Shares shall vest on the second (2nd) anniversary of the Initial Vesting Date, provided the Participant is employed by (or if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date;

iv. An additional twenty percent (20%) of the total Tranche A Shares shall vest on the third (3rd) anniversary of the Initial Vesting Date, provided the Participant is employed by (or if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date; and

v. The remaining twenty percent (20%) of the total Tranche A Shares shall vest on the fourth (4th) anniversary of the Initial Vesting Date, provided the Participant is employed by (or if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date.

b. The Tranche B Shares shall vest as follows:

i. Fifty percent (50%) of the Tranche B Shares shall vest on the first date, if any, that the Total Enterprise Value equals or exceeds the First TEV Threshold, provided that (A) the Participant is employed by (or if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date and (B) such date occurs on or before the sixth (6th) anniversary of the Date of Grant; and

ii. Fifty percent (50%) of the Tranche B Shares shall vest on the first date, if any, that the Total Enterprise Value equals or exceeds the Second TEV Threshold, provided that (A) the Participant is employed by (or if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date and (B) such date occurs on or before the sixth (6th) anniversary of the Date of Grant;

Notwithstanding the foregoing, all Awarded Shares not previously vested shall immediately become vested in full upon a Termination of Service as a result of the Participant’s death or Total and Permanent Disability. In addition, in the event that (i) a Change in Control occurs, and (ii) this Agreement is not assumed by the surviving corporation or its parent, or the surviving corporation or its parent does not substitute its own restricted shares, then immediately prior to the effective date of such Change in Control, all Awarded Shares not previously vested shall thereupon immediately become fully vested.

4. Forfeiture of Awarded Shares. Awarded Shares that are not vested in accordance with Section 3 shall be forfeited on the earlier of (i)(A) the fourth (4th) anniversary of the Initial Vesting Date with respect to Tranche A Shares, or (B) the sixth (6th) anniversary of the Date of Grant with respect to Tranche B Shares, or (ii) the date of the Participant’s Termination of Service with respect to all Awarded Shares. Upon forfeiture, all of the Participant’s rights with respect to the forfeited Awarded Shares shall cease and terminate, without any further obligations on the part of the Company.

5. Restrictions on Awarded Shares. Subject to the provisions of the Plan and the terms of this Agreement, from the Date of Grant until the date the Awarded Shares are vested in accordance with Section 3 and are no longer subject to forfeiture in accordance with Section 4 (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, hypothecate, margin, assign or otherwise encumber any of the Awarded Shares. Except for these limitations, the Committee may in its sole discretion, remove any or all of the restrictions on such Awarded Shares whenever it may determine that, by reason of changes in applicable laws or changes in circumstances after the date of this Agreement, such action is appropriate.

6. Legend. The following legend shall be placed on all certificates issued representing Awarded Shares:

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain Paycom Software, Inc. 2014 Long-Term Incentive Plan, a copy of which is on file at the principal office of the Company in Oklahoma City, Oklahoma. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan.”

The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

All Awarded Shares owned by the Participant shall be subject to the terms of this Agreement and shall be represented by a certificate or certificates bearing the foregoing legend.

7. Delivery of Certificates; Registration of Shares. The Company shall deliver certificates for the Awarded Shares to the Participant or shall register the Awarded Shares in the Participant’s name, free of restriction under this Agreement, promptly after, and only after, the Restriction Period has expired without forfeiture pursuant to Section 4. In connection with any issuance of a certificate for Restricted Stock, the Participant shall endorse such certificate in blank or execute a stock power in a form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company.

8. Rights of a Stockholder. Except as provided in Section 4 and Section 5 above, the Participant shall have, with respect to his Awarded Shares, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon, subject to the provisions of this Section 8. Any stock dividends paid with respect to Awarded Shares shall at all times be treated as Awarded Shares and shall be subject to all restrictions placed on such Awarded Shares; any such stock dividends paid with respect to such Awarded Shares shall vest as the related Awarded Shares become vested. Any cash dividends paid with respect to unvested Awarded Shares shall at all times be subject to the provisions of this Agreement (including the vesting and forfeiture provisions set forth above); any such cash dividends paid with respect to such unvested Awarded Shares shall vest as such Awarded Shares become vested, and shall be paid to the Participant on the date the Awarded Shares to which such cash dividends relate become vested.

9. Voting. The Participant, as record holder of the Awarded Shares, has the exclusive right to vote, or consent with respect to, such Awarded Shares until such time as the Awarded Shares are transferred in accordance with this Agreement; provided that this Section 9 shall not create any voting right where the holders of such Awarded Shares otherwise have no such right.

10. Adjustment to Number of Awarded Shares. The number of Awarded Shares shall be subject to adjustment in accordance with Articles 11-13 of the Plan.

11. Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

12. Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that he or she will not acquire any Awarded Shares, and that the Company will not be obligated to issue any Awarded Shares to the Participant hereunder, if the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final, binding, and conclusive. The rights and obligations of the Company and the rights and obligations of the Participant are subject to all Applicable Laws, rules, and regulations.

13. Investment Representation. Unless the Awarded Shares are issued in a transaction registered under applicable federal and state securities laws, by his or her execution hereof, the Participant represents and warrants to the Company that all Common Stock which may be purchased and or received hereunder will be acquired by the Participant for investment purposes for his or her own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Common Stock is issued to him or her in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal and state securities laws or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.

14. Participant’s Acknowledgments. The Participant acknowledges that a copy of the Plan has been made available for his review by the Company, and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

15. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).

16. No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or any Subsidiary, whether as an Employee or as a Contractor or as an Outside Director, or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant as an Employee, Contractor, or Outside Director at any time.

17. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

18. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that are set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

19. Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

20. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein. No person shall be permitted to acquire any Awarded Shares without first executing and delivering an agreement in the form satisfactory to the Company making such person or entity subject to the restrictions on transfer contained herein.

21. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.

22. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

23. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

24. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a. Notice to the Company shall be addressed and delivered as follows:

Paycom Software, Inc.

7501 W. Memorial Rd.

Oklahoma City, OK 73142

Attn: Chief Financial Officer

b. Notice to the Participant shall be addressed and delivered as set forth on the signature page.

25. Tax Requirements. The Participant is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this Agreement, the method and timing for filing an election to include this Agreement in income under Section 83(b) of the Code, and the tax consequences of such election. By execution of this Agreement, the Participant agrees that if the Participant makes such an election, the Participant shall provide the Company with written notice of such election in accordance with the regulations promulgated under Section 83(b) of the Code. The Company or, if applicable, any Subsidiary (for purposes of this Section 25, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any Federal, state, local, or other taxes required by law to be withheld in connection with this Award. The Participant receiving shares of Common Stock issued under the Plan shall pay to the Company, in accordance with the provisions of this Section 25, the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to this Award. Such payment must be made prior to the delivery of any certificate representing shares of Common Stock, as follows: (i) if the Participant is a Reporting Participant and/or is subject to the Company’s “Insider Trading Policy” at the time of vesting of Awarded Shares, then the tax withholding obligation must be satisfied by the Company’s withholding of a number of shares to be delivered upon the vesting of such Awarded Shares, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment (the “Net Settlement of Shares”), provided that, the Board (excluding the Participant if the Participant is a member of the Board) may, in its sole discretion, instead require the satisfaction of the tax withholding obligation in accordance with (ii)(A), (ii)(B) or (ii)(D) below; or (ii) if the Participant is neither a Reporting Participant nor subject to the Company’s “Insider Trading Policy” at the time of vesting of Awarded Shares, then such payment may be made (A) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares) the required tax withholding obligations of the Company; (B) if the Company, in its sole discretion, so consents in writing, the actual delivery by the Participant to the Company of shares of Common Stock, other than Restricted Stock or Common Stock that the Participant has acquired from the Company within six (6) months prior thereto, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares) the required tax withholding payment; (C) if the Company, in its sole discretion, so consents in writing, by the Net Settlement of Shares; or (D) any combination of (A), (B), or (C). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.

* * * * * * * * * *

[Remainder of Page Intentionally Left Blank.

Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

Paycom Software, Inc.

By:
Name:
Title:

PARTICIPANT:

Signature

Name:
Address:

Signature Page to Restricted Stock Award Agreement –

Time and Market-Based Vesting